UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2015

MGC Diagnostics Corporation

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

001-13543	41-1579150
(Commission File Number)	(IRS Employer Identification No.)

350 Oak Grove Parkway
Saint Paul, Minnesota	55127-8599
(Address of principal executive offices)	(Zip Code)

(651) 484-4874

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07      Submission of Matters to a Vote of Security Holders

On March 18, 2015, MGC Diagnostics Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 4,270,373 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 3,199,238 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s shareholders at the Annual Meeting and the results of the votes cast at the meeting:

Proposal 1.      To elect six directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

Nominee	For	Withhold	Broker Non-Vote
Mark W. Sheffert	1,266,110	224,324	1,708,804
John R. Baudhuin	1,307,613	182,821	1,708,804
Terrence W. Bunge	1,317,382	173,052	1,708,804
Wendy D. Lynch, Ph.D.	1,252,110	238,324	1,708,804
Robert E. Munzenrider	1,252,110	238,324	1,708,804
Hendrik Struik	1,306,633	183,801	1,708,804

Proposal 2.       To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the Company for the fiscal year ending October 31, 2015.

For	Against	Abstain
2,965,221	105,782	128,235

Proposal 3.      To approve the Company’s executive compensation.

For	Against	Abstain	Broker Non-Vote
1,313,190	131,547	45,697	1,708,804

Proposal 4.      To approve amendments to the Company’s 2007 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Vote
1,311,717	171,142	7,575	1,708,804

As a result, the shareholders elected each nominee as a director of the Company, ratified the appointment of Baker Tilly Virchow Krause, LLP as independent registered public accounting firm for the Company for the year ending October 31, 2015, approved the Company’s executive compensation and approved amendments to the Company’s 2007 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGC DIAGNOSTICS CORPORATION

Dated: March 19, 2015	By:	/s/ Wesley W. Winnekins
Wesley W. Winnekins
Chief Financial Officer